Exhibit (10.v)

Amendment No. 1 Effective as of February 24, 2003 (this  "Amendment") to Met-Pro
Corporation   Supplemental   Executive  Retirement  Plan  Established  Effective
February 1, 2000


Met-Pro Corporation (the "Company") established effective February 1, 2000 a Supplemental Executive Retirement Plan (the "Supplemental Plan") to provide for the payment of supplementary retirement benefits to William L. Kacin (hereafter, "Eligible Executive").

Section 8 of the Supplemental Plan provides that the Board may amend the Supplemental Plan at any time and from time to time, provided that no such amendment may adversely affect the accrued benefit of the Eligible Executive, his surviving spouse or other beneficiaries, as more fully provided for therein.

All terms used but not defined in this Amendment shall have such meaning as is ascribed to them in the Supplemental Plan.

By action taken on February 24, 2003, the Board hereby amends the Supplemental Plan as follows: the date "February 24, 2003" shall be deemed to replace the date "January 31, 2004" on page 3 of the Supplemental Plan in the column entitled "Continued Employment until", with the effect that the Vested Percentage of the Eligible Executive shall be deemed to be 100% as of February 24, 2003.

Except to the extent set forth herein, the Supplemental Plan is unmodified, and remains in full force and effect.

Executed this 21st day of March, 2003, effective as of February 24, 2003.

MET-PRO CORPORATION

BY:/s/ Gary J. Morgan
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   Gary J. Morgan, Vice President--Finance



Witness:/s/ Marion Berkey
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         Marion Berkey
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